UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Wintrust Financial Corporation
(Exact name of registrant as specified in its charter)

Illinois	36-3873352
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

727 North Bank Lane
Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

Warrants (expiring December 19, 2018)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-155637
Securities to be registered pursuant to Section 12(g) of the Act:
None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     The title of the securities to be registered hereunder is “Warrants (expiring December 19, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Warrant to Purchase Common Shares” in the registrant’s Prospectus, dated March 9, 2009 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-155637), as supplemented by (ii) the section captioned “Description of the Warrants” in the registrant’s Preliminary Prospectus Supplement, dated February 7, 2011, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.
Item 2. Exhibits.

4.1	Warrant Agreement, dated February 8, 2011, between the registrant and Wells Fargo Bank, N.A.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
Date: February 9, 2011	By:	/s/ David A. Dykstra
		Name:	David A. Dykstra
		Title:	Senior Executive Vice President and Chief Operating Officer

Exhibit Index

Number	Description
4.1	Warrant Agreement, dated February 8, 2011, between the registrant and Wells Fargo Bank, N.A.

4.2	Form of Warrant (included as part of Exhibit 4.1).